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                                                    ADOPTED: NOVEMBER 1, 1991
                                                    AMENDED:    JULY 20, 1993

                                     BYLAWS
                                       OF
                                 ANTIVIRALS INC.



                                    ARTICLE 1.

                              STOCKHOLDERS' MEETING

    Section 1.01. ANNUAL MEETING: The annual meeting of the stockholders shall be held on the last Thursday in March of each year at a time and place set by the Board of Directors. At such meeting the stockholders entitled to vote shall nominate candidates to fill positions to be vacated by members of the Board of Directors whose terms end March 31 of that year, and to fill any new positions due to expansion of the Board of Directors.

    Section 1.02. SPECIAL MEETINGS: Special meetings of the stockholders of this corporation may be held at any time on request of the President, or at the request of a majority of the Board of Directors, or on demand in writing by stockholders of record holding not less than one-tenth of the stock of the corporation entitled to vote.

    Section 1.03. VOTING: Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote outstanding in such stockholder's name on the books of the corporation.

    Section 1.04. QUORUM: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders. If a quorum is present, the affirmative vote of the majority of the shares entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law, the Articles of Incorporation, or other provision of these Bylaws.

    Section 1.05. NOTICE: Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

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                                   ARTICLE 2.

                               BOARD OF DIRECTORS

    Section 2.01. NUMBER AND ELECTION OF DIRECTORS: The Board of Directors of this corporation shall be increased to nine (9) members. Elected directors will be those candidates receiving the highest number of votes. Directors elected after 1991 will serve two-year terms beginning at the time of their formal qualification in the year of their election. The number of directors may be subsequently increased or decreased by amendment to the Bylaws if said amendment is stockholder approved by a majority vote of the shares outstanding, but no decrease shall have the effect of shortening the term of any incumbent director. At each annual meeting of stockholders, the stockholders shall elect directors to fill the positions being vacated by directors whose terms will expire in the year of the meeting, and to fill positions created by any expansion of the Board of Directors.

    In the election of directors, each stockholder may cast his or her votes, corresponding to the number of shares owned by that stockholder, for any number of candidates, with any desired proportion of those votes going to any given candidate.

    Section 2.02. VACANCIES: Any vacancy occurring in the Board of Directors shall be filled by election at a special meeting of directors. A director so elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to prior death, resignation or removal.

    Section 2.03. ANNUAL MEETING: The Board of Directors shall meet in April (or soon thereafter) of each year at such time and place as the board shall agree upon, and at several other times throughout the year as the Board shall deem necessary or desirable.

    Section 2.04. SPECIAL MEETINGS: Special Meetings of the Board of Directors can be called by the President or any member of the Board of Directors upon no less than 5 days notice to each director. Special meetings of the directors may be held at any time when a majority of the members of the Board consent thereto. Special meetings of the directors may be held at any place agreed to by a majority of the Board of Directors, or by means of conference telephone or similar communications equipment by which all participating directors can hear each other at the same time.

    Section 2.05. QUORUM: A majority of the number of elected and qualified directors shall constitute a quorum for the transaction of business.

    Section 2.06. VOTING: The act of the majority of the directors shall be the act of the Board of Directors, unless the vote of a greater number is required by other provision of these Bylaws.

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    Section 2.07.  REMOVAL OF DIRECTORS:  The stockholders at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, may remover any director from office, with or without cause. Such removal requires an affirmative vote, represented in person or by proxy, of a majority of the shares outstanding.

    Section 2.08. POWERS OF DIRECTORS: The Board of Directors shall have sole responsibility for the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board of Directors is hereby vested with all of the powers possessed by the corporation, itself, so far as this delegation of authority is not inconsistent with the Oregon business Corporation Act, with the Articles of Incorporation of the corporation, or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively; what amount shall be reserved for working capital and for any other purpose and what amount shall be declared as dividends; and such determination by the Board of Directors shall be final and conclusive except as otherwise provided by the Oregon Business Corporation Act and the Articles of Incorporation.

    Section 2.09. EXECUTIVE COMMITTEE: The Board of Directors may appoint from among its members an Executive Committee of two or more members. The Executive Committee shall have such powers and shall perform such duties as may be delegated and assigned to the Executive Committee from time to time by the Board of Directors. A majority of the members of the Executive Committee may fix its rules of procedure. All action by the Executive Committee shall be reported to the Board of Directors at the meeting succeeding such action and shall be subject to revision, alteration and approval by the Board of Directors. Meetings of the Executive Committee shall be called, from time to time, at the direction and upon the request of any member thereof. Notice of such meetings, unless waived, shall in each instance be given to each member of the Committee at his last known business address at least 24 hours before such meeting, either orally or in writing. All actions by the Executive Committee shall be by unanimous written approval, if taken without a meeting, or if taken at a meeting, by a majority of those then serving on the Committee. The Executive Committee shall keep such record of its activities and proceedings as it shall deem appropriate. All meetings shall be held upon consent of all members of the Committee, and may be held at any agreed upon place, or by telephone conference or similar communication equipment by means of which all participating members can hear each other at the same time.

                                   ARTICLE 3.

                                   OFFICERS

    Section 3.01. OFFICERS: The elected officers of the Corporation may consist of the Chairman of the Board; Vice Chairman of the Board; Chief Executive Officer; the President; one or more Vice Presidents (who may be designated as "Executive" or "Senior" Vice Presidents or by such other title as the Board of Directors may establish); a Secretary; a Controller; and a Treasurer. If the duties of the Controller and the Treasurer are vested in one individual, that individual shall have the title of Chief Financial Officer.

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    Section 3.02.  POWERS AND DUTIES:  The powers and duties of the respective officers of the Corporation (if appointed) are as follows, subject to any specific limitations on such powers and duties that may be effectuated by resolution of the Board of Directors:

    a. CHAIRMAN OF THE BOARD: The Chairman of the Board shall call and conduct the Board of Directors meetings, and shall see that resolutions of the Board of Directors are carried into effect. The Chairman shall make reports to the Board of Directors, as well as to the stockholders, and shall perform such further powers as may be assigned to him from time to time by the Board of Directors.

    b. VICE CHAIRMAN OF THE BOARD: The Vice Chairman shall, in the absence of the Chairman, or in the event of his inability to act, perform the duties and exercise the powers of the Chairman of the Board described in
Section 3.02(a) hereof.

    c. CHIEF EXECUTIVE OFFICER: The Chief Executive Officer, subject to the power of the Board of Directors to manage the business and affairs of the Corporation or to delegate such power to other officers or employees, shall have general and active supervision of the business affairs of the corporation and shall see that resolutions of the Board of Directors are carried into effect. The Chief Executive Officer is authorized, subject to such limitations as may be established by resolution of the Board of Directors, to execute certificates, contracts, bonds, mortgages, notes, guaranties and other instruments and documents for and on behalf of the Corporation and under the seal of the Corporation where so required. Subject to such limitations, he shall have authority to cause the employment of such employees of the Corporation, other than officers elected by the Board of Directors, as the conduct of the business of the corporation may require, and, within the limits of his authority as delegated by resolution of the Board of Directors, to fix their compensation and the compensation of all appointed officers of the corporation, except if any are members of the Board of Directors; to remove or suspend any employee who shall not have been appointed by the Board of Directors; and to suspend for cause, pending final action by the Board of Directors, any officer who shall have been appointed by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors, as well as the shareholders and shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors.

    d. PRESIDENT: The President shall, in the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief Executive Officer described in Section 3.02(c) hereof. The President has the same power as the Chief Executive Officer to execute certificates, contracts, bonds, mortgages, notes, guaranties and other instruments and documents for and on behalf of the corporation and under the seal of the corporation where so required, and to act with respect to the employment and compensation of employees. The President shall make reports to the Board of Directors as well as the shareholders and preside over all meetings of the shareholders, and shall perform such other duties as are incident to the office of President or are properly required of the President by the Board of Directors.

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    e.   VICE PRESIDENT:  The Vice Presidents shall, to the extent
authorized by the President or the Chairman of the Board (which authority may be specific or general in nature), be authorized to execute certificates, contracts, bonds, mortgages, notes, guaranties and other instruments and documents for and on behalf of the Corporation and under the seal of the Corporation. They shall also be authorized to perform all duties that from time to time may be prescribed by the Board of Directors, the Chairman of the Board or the President.

    f. CONTROLLER: The Controller shall have the responsibility for supervision and management of all accounting and bookkeeping functions of the Corporation and of all of its subsidiaries; shall keep or cause to be kept, such books or records of all the income, expenses, losses, gains, assets and liabilities of the Corporation; shall have custody of the accounting records of the Corporation; shall render to the Chairman of the Board, the President and the Board of Directors at meetings of the Board of Directors or whenever else it may be required, an account of all transactions and the financial condition of the Corporation, and shall perform all other duties and exercise all other powers usually pertaining to the office of controller of a corporation and shall perform such other duties and exercise such other powers as may be assigned by the Board of Directors, the Chairman of the Board or the President. In the absence of the Controller or in the event of the Controller's inability to act or refusal to act, the duties of the Controller shall be performed by and the powers of the Controller may be exercised by the Treasurer.

    g. TREASURER: The Treasurer has custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in any depositories that are authorized by the Board of Directors; shall disburse the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers therefor; and shall render to the Chairman of the Board, the President, and the Board of Directors, an account of all such transactions, at meetings of the Board of Directors, or whenever it shall be required. The Treasurer shall perform all other duties incident to the office of Treasurer, and shall have all other duties that may be assigned by the Board of Directors the Chairman of the Board, or the President. The Treasurer may appoint, pursuant to Section 3.02 (with the approval of the Chairman of the Board), one or more assistant treasurers, who shall perform all duties delegated to them by the Treasurer, the President, the Chairman of the Board, or the Board of Directors. In the absence of the Treasurer or in the event of inability or refusal to act, the duties of the Treasurer shall be performed and the powers of the Treasurer may be exercised by such Assistant Treasurer as shall be designated by the Chairman of the Board of Directors.

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    h.   SECRETARY:  The Secretary shall attend all meetings of the shareholders and Board of Directors, and act as clerk thereof, and record all votes and minutes of all proceedings in a book to be kept for that purpose and authenticate records of the Corporation. The Secretary shall give, or cause to be given notice of all meetings of the shareholders and Board of Directors. The Secretary shall keep in safe custody the seal of the Corporation, and when authorized by the Board of Directors or otherwise directed, affix the seal to any instrument requiring it. The Secretary shall perform all other duties that may be assigned by the Board of Directors, the Chairman of the Board, or the President. The Secretary may appoint, pursuant to Section 3.02 (with the approval of the Chairman of the Board) one or more assistant secretaries who shall perform all duties delegated to them by the Secretary, the President, the Chairman of the Board or the Board of Directors. The Secretary and Assistant Secretaries, in addition to their other powers and duties, shall have the authority to execute powers of attorney on behalf of the Corporation. In the absence of the Secretary or in the event of the Secretary's inability or refusal to act, the duties of the Secretary shall be performed and the powers of the Secretary may be exercised by such Assistant Secretary as shall be designated by the Chairman of the Board of Directors. If there shall be a vacancy in the office of Assistant Secretary, such person shall be designated by the Chairman of the Board of Directors and shall perform the duties and exercise the powers of Assistant Secretary.

    Section 3.03. APPOINTED OFFICERS: The Chairman of the Board without further approval, and the President and the managers of corporate staff departments and the Secretary may appoint (with the prior approval of the Chairman of the Board), assistant vice presidents, assistant treasurers, assistant secretaries and other appropriate titled officers to assist them in their respective duties. Unless otherwise provided by the officer making the appointment, the powers and duties of the appointed officers shall be those approved by the Chairman of the Board and on file with the Secretary.

                                   ARTICLE 4.

                           SECURITIES AND REGISTRATION
                              AND TRANSFER THEREOF

    Section 4.01. CERTIFICATES: All certificates of stock and other securities of this corporation shall be signed by the President or Executive Vice-President and the Secretary or an Assistant Secretary of the corporation or a facsimile thereof.

    Section 4.02. TRANSFER AGENT AND REGISTRAR: The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the capital stock and other securities of the corporation.
The signatures of the President or Executive Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent, or registered by a Registrar, other than the corporation itself or an employee of the corporation.

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    Section 4.03.  TRANSFER:  Title to a certificate and to the interest in this corporation represented thereby can be transferred only: (a) by delivery of the certificate endorsed either in blank or to a specified person by the person appearing on the certificate to be the owner of the interest represented thereby, or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same or the interest represented thereby, signed by the person appearing on the certificate to be the owner of the interest represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

    Section 4.04. NECESSITY FOR REGISTRATION: Prior to due presentment for registration upon the books of the corporation of a transfer of a security of this corporation, the corporation or thus agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote, to receive any notices, to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of an owner.

    Section 4.05. CLOSING TRANSFER BOOKS: For the purpose of determining the registered owners of stock or other securities entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form, or otherwise to exercise or enjoy any or all of the rights and powers of any owner, or in order to make a determination of registered owners for any other proper purpose, the Board of Directors may provide that the transfer books shall be closed for a period of 30 days. If the transfer books shall be closed to the purpose of determining the registered owners entitled to notice of or to vote at a meeting of the shareholders or an adjournment thereof, such books shall be closed for a period of 30 days immediately preceding such meeting.

    Section 4.06. FIXING RECORD DATE: In lieu of closing the transfer books, the Board of Directors may fix in advance a date as record date for any determination of registered owners for which the transfer books might have been closed as provided in Section 4.05 above, such date to be 30 days and, in case of a meeting of shareholders, 30 days prior to the date on which the particular action which requires such date on which the particular action which requires such determination of registered owners is to be taken.

    Section 4.07. LOST CERTIFICATES: In case of the loss or destruction of a certificate of stock or other security in this corporation, a duplicate certificated may be issued in its place upon such terms as the Board of Directors shall prescribe.

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                                   ARTICLE 5.

                                WAIVER OF NOTICE

    Whenever any notice is required to be given to any shareholder or director of the corporation by these Bylaws or the Articles of Incorporation, or by the corporation laws of the State of Oregon, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the required notice. Presence of a director at any meeting shall constitute a waiver of any notice require for such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE 6.

                             ACTION WITHOUT MEETING

    Any action required or permitted to be taken at a meeting of the directors or shareholders of this corporation, or any other action which may be taken at a meeting of the directors or shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all directors or all shareholders holding stock entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a majority vote of such directors or shareholders and may be stated as such in any article or document filed with the Corporation Commissioner of the State of Oregon, any other governmental authority, or any person or entity.

                                   ARTICLE 7.

                          INDEMNIFICATION AND INSURANCE

    Section 7.01. NON-DERIVATIVE ACTIONS: Subject to the provisions of Sections 7.03 and 7.06 below, the Board of Directors may elect to have to corporation indemnify any person who was or is a party or is threatened to be made a party who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of or arising from the fact that he is or was a director or officer of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (I) he acted in good faith and in a manner he reasonably believed to be in or not apposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, or (ii) his act or omission giving rise to such action, suit or proceeding is ratified, adopted or confirmed by the corporation or one

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of its subsidiaries or the benefit thereof received by the corporation or one of its subsidiaries. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not apposed to the best interests of the corporation and, with respect to any criminal action or proceeding, and no reasonable cause to believe that his conduct was unlawful, and settlement shall not constitute any evidence of any of the foregoing.

    Section 7.02. DERIVATIVE ACTIONS: Subject to the provisions of Sections 7.03, 7.05, and 7.06, below, the corporation may, at the discretion of the Board of Directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to produce a judgement in its favor by reason of or arising from the fact that he is or was a director or officer of the corporation of one of its subsidiaries, or is or was serving at the request of the corporation as a director, officer, partner, or trustee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he (I) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, or (ii) his act or omission giving rise to such action or suit is ratified, adopted or confirmed by the corporation or one of its subsidiaries or the benefit thereof received by the corporation or one of its subsidiaries; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or deliberate misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

    Section 7.03.  DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN
CASES: Subject to the provisions of Sections 7.05 and 7.06 below, at the discretion of the Board of Directors, indemnification under Sections 7.01 and
7.03 of this Article may be made by the corporation unless either the stockholders of the corporation, or those members of the Board of Directors who were not parties to such action, suit or proceeding expressly determine by majority vote that such indemnification is not proper under the circumstances because the person(s) to be indemnified has (have) not met the applicable standard of conduct set forth in Sections 7.01 or 7.02.

    Section 7.04.  INDEMNIFICATION OF PERSONS OTHER THAN OFFICERS OR
DIRECTORS: In the event any person not included among those referred to in
Section 7.01 or 7.02 of this Article was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of a type referred to in Section 7.01 or 7.02 of this Article by reason of or arising from the fact that he is or was an employee or agent (including attorneys) of the corporation or one of its subsidiaries, or is or was serving at the request of the corporation as an employee or agent (including attorney) of another corporation, partnership, joint venture, trust or other enterprise, the Board of Directors of the corporation by a majority vote (whether

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or not such majority consists in whole or in part of directors who were parties to such action, suit or proceeding) or the stockholders of the corporation by a majority vote of the outstanding shares may, but shall not be required to, grant to such person a right of indemnification to the extent described in Section 7.01 or 7.02 of this Article as if he were an officer or director referred to therein, provided that such person meets the applicable standard of conduct set forth in such Sections. Furthermore, the Board of Directors may designate by resolution in advance of any action, suit or proceeding, those employees or agents (including attorneys) who may have rights of indemnification granted to officers and directors under this Article.

    Section 7.05. SUCCESSFUL DEFENSE: If the Board of Directors elects to have the corporation provide indemnification, notwithstanding any other provision of Sections 7.01, 7.02, 7.03, or 7.04 of this Article, but subject to the provisions of Section 7.06 below, to the extent a director, officer, employee or agent (including attorneys) is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.01, 7.02 or 7.04 of this Article, or in defense of any claim, issue or matter therein, at the discretion of the Board of Directors, said person may be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

    Section 7.06.  CONDITION PRECEDENT TO INDEMNIFICATION UNDER SECTIONS
7.01. 7.02 OR 7.05: Any person who desires to receive the benefits which may be conferred by Sections 7.01, 7.02 or 7.05 of this Article shall promptly notify the corporation that he or she has been named a defendant to an action, suit or proceeding of a type referred to in Sections 7.01 or 7.02 and that said person wisher to receive indemnification under Sections 7.01, 7.02 or 7.05 of the Article. The notice shall be in writing and mailed, via registered or certified mail, return receipt requested, to the President of the corporation at the executive offices of the corporation or, in the event the notice is from the President, to the Secretary of the Corporation.

    Section 7.07. UNDERTAKING: At the discretion of the Board of Directors, expenses incurred by a person to be indemnified under this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section 7.03 upon receipt of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

    Section 7.08. INSURANCE: The Board of Directors may direct the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or one of its subsidiaries or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him an any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or under the Oregon Business Corporation Act.

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    Section 7.09.  PURPOSE AND EXCLUSIVITY:  The indemnification referred to in the various Sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule or law or equity, agreement, vote of the stockholders or Board of Directors or otherwise. The purpose of this Article is to augment, pursuant to ORS 57.260(3) the other provisions of ORS 57.255 and 57.260.

    Section 7.010. SEVERABILITY: If any part of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

                                   ARTICLE 8.

                                 CORPORATE SEAL

The size and style of the corporate seal is shown by the impression on the margin hereof.

                                  ARTICLE 9.

                        REIMBURSEMENT OF CERTAIN PAYMENTS

    Any payments made to an officer or director of this corporation, including payments made as salary, commission, bonus, interest, rent or travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or director to this corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. If the Board of Directors shall determine it necessary or desirable, amounts may be withheld from the future compensation payments of an officer or director sufficient to equal the amount of any disallowed payments made to him, in lieu of reimbursement by him of such amounts.

                                   ARTICLE 10.

                                   AMENDMENTS

    The Bylaws of this corporation may be altered, amended or repealed by a two-thirds affirmative vote of the directors, or by an affirmative vote of shareholders holding two-thirds of the shares entitled to vote, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

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